Exhibit 1.2


                               FIRSTAR CORPORATION

                                  $200,000,000

                              6.50% Notes Due 2002





                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    July 7, 1999
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Donaldson, Lufkin & Jenrette
    Securities Corporation
Morgan Stanley & Co. Incorporated
         as the Several Underwriters
         c/o Merrill Lynch & Co.,
         Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
         North Tower
         World Financial Center
         New York, New York 10281-1209

Ladies and Gentlemen:

          Firstar Corporation, a Wisconsin corporation (the "Company"), confirms its agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $200,000,000 aggregate principal amount of 6.50% Notes Due 2002 (the "Notes").

          The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Notes will be issued pursuant to an indenture, dated as of June 22, 1999 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-79981) and Amendment No. 1 thereto for the registration of debt securities (including the Notes) and certain other securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended, including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), are collectively referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus or prospectus supplement that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          Section 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) as follows:

               (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. At the time the Registration Statement became effective and as of the date hereof, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its issue date and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to (A) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee or (B) the information contained in the statements set forth in the last paragraph of text above the names of the Underwriters on the cover page of the Prospectus Supplement concerning the terms of the offering, the Regulation M language concerning over-allotments and stabilizing transactions that appears on page S-8 of the Prospectus Supplement; the first sentence under the caption "Underwriting" on page S-8 of the Prospectus Supplement; the names of the Underwriters and the principal amount of the Notes being purchased by each of them appearing in the table under the caption "Underwriting" on page S-8 of the Prospectus Supplement and the penultimate paragraph of text under the caption "Underwriting" on page S-8 of the Prospectus Supplement containing information furnished on behalf of the Underwriters concerning transactions and relationships between the Underwriters or any affiliate thereof and the Company or any affiliate thereof (such information, the "Underwriters' Information").

               (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

               (iii) To the best knowledge of the Company, PricewaterhouseCoopers, LLP and KPMG LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, are independent public accountants with respect to the Company and Mercantile Bancorporation, Inc., respectively, as required by the 1933 Act and the 1933 Act Regulations.

               (iv) This Agreement has been duly authorized, executed and delivered by the Company.

               (v) The Company is not, and upon the issuance of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

               (vi) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance of the Notes, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act.

               (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change or any development which could result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

               (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin with corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Indenture and the Notes; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not material to the Company and its subsidiaries, considered as one enterprise.

               (ix) Firstar Bank, N.A. and Firstar Bank Milwaukee, N.A. (the "Bank Subsidiaries") are national banking associations duly organized and validly existing under the laws of the United States, continue to hold valid certificates to do business as such and have full power and authority to conduct their businesses as such and to own, lease and operate their properties and are duly authorized to transact business and in good standing in each jurisdiction in which they owns or lease property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (x) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; the Indenture conforms to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

               (xi) The Notes have been duly authorized by the Company and have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the

          Company in accordance with their terms, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

               (xii) The execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Bank Subsidiaries is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or any of the Bank Subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any material violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

               Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

               (xiii) There is not pending or threatened any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein).

          Section 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of the Notes set forth in Schedule A hereto opposite the name of such Underwriter at a purchase price of 99.342% of the principal amount of the Notes, plus any additional number of Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, plus accrued interest, if any, from July 13, 1999, if payment and delivery occurs after July 13, 1999.

          (b) Payment of the purchase price, and delivery of certificates, for the Notes shall be made at the office of Simpson Thacher & Bartlett, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:30 A.M. New York time on the fourth business day after the date hereof (I.E., July 13, 1999), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time" and "Closing Date", respectively). Payment shall be made to the Company by wire transfer or certified or official bank check of same day funds payable to the order of the Company, against delivery to the Underwriters of certificates for the Notes to be purchased by it (unless such Notes are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Unless otherwise agreed, certificates for the Notes shall be deposited with a custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

          Section 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) The Company will notify the Underwriters promptly, and confirm the notice in writing, (i) of any amendment to the Registration Statement (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Underwriters notice of its intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Notes), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment, supplement or other document reasonably related to the Registration Statement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object. Subject to the foregoing, the Company will file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

          (c) The Company will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

          (d) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

          (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur as a result of which the Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or if it shall be necessary to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering an applicable period beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule 158(c) under the Act) of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

          (h) Until the business day following the Closing Time, the Company will not, without the consent of the Underwriters, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the 1933 Act.

          Section 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:
(i) the printing and filing of the Registration Statement with the Commission, as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Notes, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of Simpson Thacher & Bartlett, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the National Association of Securities Dealers, Inc., if applicable, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture; (ix) any fees payable in connection with the rating of the Notes; (x) the cost and charges of any transfer agent or registrar; (xi) the cost of qualifying the Notes with DTC; and (xii) the reasonable costs of any "road show" related to the Notes, including the Company's and the Underwriters' travel and related expenses. Notwithstanding the foregoing, if the sale of the Notes hereunder is consummated, the Underwriters agree to reimburse the Company, including reimbursement for expenses incurred in connection with the offering of the Notes, in the amount of $600,000.

          If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 8 hereof, the Company shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Underwriters.

          Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of officers of the Company, to the performance by the Company of their obligations hereunder, and to the following further conditions:

          (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b) and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing.

          (b) At Closing Time, the Company shall have furnished to the Underwriters the opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i), (iv) and (v) through (xi) below, and the opinion of Jennie P. Carlson, General Counsel to the Company, dated the Closing Time, to the effect of paragraphs (ii) and (iii) below:

               (i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Bank

          Subsidiaries are national banking associations formed under the laws of the United States and authorized thereunder to transact business;

               (ii) except for those jurisdictions specifically enumerated in such opinion, neither the Company nor any of the Bank Subsidiaries is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction;

               (iii) all the outstanding shares of capital stock of the Bank Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. 55, as amended) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Bank Subsidiaries (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iv) the Notes conform in all material respects to the description thereof contained in the Prospectus;

               (v) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy);

               (vi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (vii) the Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy);

               (ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

               (x) neither the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Company or, to the best knowledge of such counsel, the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its affiliates; and

               (xi) to the best knowledge and information of such counsel, each holder of securities of the Company having rights to the registration of such securities under the Registration Statement has waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, and, in any case, as to matters involving the application of laws of the State of Wisconsin, such counsel may rely, to the extent deemed proper and specified in such opinion, upon the opinion of Nolan Zadra, Esq., Assistant General Counsel of the Company, which opinion shall be furnished to the Underwriters and shall expressly authorize such reliance; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

          (c) The Underwriters shall have received the favorable opinion, dated as of Closing Date, of Simpson Thacher & Bartlett, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company, the Indenture, this Agreement, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and, as to matters involving the application of laws of the State of Wisconsin, Simpson Thacher & Bartlett may rely, to the extent deemed proper and specified in such opinion, upon the opinion of Nolan Zadra, Esq., Assistant General Counsel of the Company, which opinion shall be furnished to the Underwriters and shall expressly authorize such reliance.

          (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development which could result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Company, signed by the Vice Chairman and Chief Financial Officer and a Senior Vice President of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge:

               (i) there has been no such material adverse change;

               (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (iii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened.

          (e) The Underwriters shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

          (f) The Underwriters shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, from KPMG, LLP, independent public accountants to Mercantile Bancorporation, Inc., containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain financial statements and financial information contained in or incorporated by reference into the Prospectus.

          (g) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and Simpson Thacher & Bartlett, counsel for the Underwriters.

          (h) At Closing Time, the Notes shall be rated at least A- by Standard & Poor's Rating Services and A2 by Moody's Investor Service and there shall not have occurred any decrease in the ratings of any of the securities of the Company or the Notes by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Notes.

          (i) At Closing Time there shall not have been a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Underwriters be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market.

          If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6 and 7 shall survive any such termination and will remain in full force and effect.

          Section 6. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each of its partners, officers, directors, and employees and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), which arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, or any amendment or supplement thereto, (B) the Prospectus and any amendment or supplement thereto, or (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or blue sky laws thereof (each, an "Application") or
(ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse as incurred each Underwriter and each such controlling person for any legal and other expenses incurred in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement made in the Prospectus, including any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter specifically for inclusion and actually included therein; and provided further that, as to any Prospectus that has been amended or supplemented as provided herein, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising out of the sale of Notes to any person by such Underwriter if (A) such Underwriter failed to send or give a copy of the Prospectus as so amended or supplemented to that person at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act, and (B) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in any preliminary Prospectus was corrected in an amendment or supplement thereto (but only if the sale to such person occurred after the Company provided such Underwriter and the Underwriter received copies of such amendment or supplement for distribution). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each of the Company's directors, each of its officers and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter and specifically included in the Prospectus. This indemnity shall be in addition to any liability which such Underwriter may otherwise have. The Company acknowledges that the statements set forth in the Underwriters' Information in the Prospectus Supplement constitute the only information furnished in writing by the several Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 6, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under subsection (a) or (b) of this
Section 6 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, which will not be unreasonably withheld, unless such indemnified party waived its rights under this Section 6 in writing in which case the indemnified party may effect such a settlement without such consent.

          (d) If the indemnification provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company or the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total discounts and/or commissions received by the Underwriters bears to the sum of such discounts and/or commissions and the purchase price of the Notes specified on the cover page of the Prospectus and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter be responsible for any amount in excess of the total discounts and/or commissions received by it with respect to the Notes purchased by such Underwriter under this Agreement and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

          Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and shall survive delivery of the Notes to the Underwriters.

          Section 8. TERMINATION OF AGREEMENT.

          (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise or any development which could reasonably be expected to result in a prospective material adverse change, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the applicable exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ National Market has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or such system or by order of the Commission, the NASD or any governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or [Wisconsin] authorities, or (v) if there has been any decrease in the ratings of any of the securities of the Company or of the Notes by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or if any such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Notes.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, and 7 shall survive any such termination and will remain in full force and effect.

          Section 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes that it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), the lead Underwriter shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the lead Underwriter shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Notes does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Notes exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, the lead Underwriter shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1209, attention of Syndicate Department; notices to the Company shall be directed to it at Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attention of Jennie P. Carlson, Esq., Senior Vice President, General Counsel and Secretary.

          Section 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          Section 12. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

          Section 13. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                         Very truly yours,


                         FIRSTAR CORPORATION



                         By:/s/ David M. Moffett
                            Name: David M. Moffett
                            Title:Vice Chairman and
                                  Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:




By:      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED


By:/s/ John R. Chrin
        Authorized Signatory

For itself and the other Underwriters
named in Schedule A hereto.

                                   SCHEDULE A



                                                                       Principal
Underwriter                                                              Amount

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated .................................      $120,000,000

Donaldson, Lufkin & Jenrette Securities Corporation ..........        40,000,000

Morgan Stanley & Co. Incorporated ............................        40,000,000
                                                                    ------------
                Total ........................................      $200,000,000
                                                                    ============
